                                  EXHIBIT 3.4

                                                                    EXHIBIT 3.4

                                     BYLAWS
                                       OF
                               FRESH FOODS, INC.

                          (as amended to May 8, 1998)

                                   ARTICLE I

                                    OFFICES

         SECTION 1.1 PRINCIPAL OFFICE. The principal office of the Corporation shall be located at 3437 Main Street, Box 399, Claremont, Catawba County, North Carolina.

         SECTION 1.2. REGISTERED OFFICE. The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

         SECTION 1.3. OTHER OFFICES. The Corporation may have offices at such other places, either within or without the State of North Carolina as the Board of Directors may designate or as the affairs of the Corporation may require from time to time.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         SECTION 2.1. PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting.

         SECTION 2.2. ANNUAL MEETING. The annual meeting of shareholders shall be held at 10:00 A.M. on the fourth Thursday in June of each calendar year, if not a legal holiday, but if a legal holiday, then on the next day following not a legal holiday, for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

         SECTION 2.3. SUBSTITUTE ANNUAL MEETING. If the annual meeting shall not be held on the day designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 2.4. A meeting so called shall be designated and treated for all purposes as the annual meeting.

         SECTION 2.4. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the President, Secretary or Board of Directors of the Corporation, or by any shareholder pursuant to the written request of the holders of not less than one-tenth (1/10) of all shares entitled to vote at the meeting.

         SECTION 2.5. NOTICE OF MEETINGS. Written or printed notice stating the time and place of the meeting shall be delivered not less than ten (10) nor more than fifty (50) days before the date of any shareholders' meeting, either personally or by mail, by or at the direction of the President, the Secretary or other person calling the meeting, to each shareholder of record entitled to vote at such meeting.

         In the case of a substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of directors on which the vote of the shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

         When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

         SECTION 2.6. VOTING LISTS. At least ten (10) days before each meeting of shareholders, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meeting, with the address of and number of shares held by each, which list shall be kept on file at the registered office of the Corporation for a period of ten (10) days prior to such meeting, and shall be subject to inspection by any shareholder at any time during the usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

         SECTION 2.7. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

         The shareholders present at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 2.8. VOTING OF SHARES. Each outstanding share having voting rights shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders.

         Except in the election of directors, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the charter or by-laws of this Corporation. Voting on all matters except the election of directors shall be by voice vote or by a show of hands unless the holders of one-tenth (1/10) of the shares represented at the meeting shall, prior to the voting, on any matter, demand a ballot vote on that particular matter.

         SECTION 2.9. VOTING OF SHARES IN CERTAIN MATTERS. Except as set forth below, the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of each class of the capital stock of the Corporation entitled to vote thereon shall be required in order to authorize or adopt (a) any agreement for the merger or consolidation of the Corporation with or into any other corporation which is required by law to be approved by shareholders; (b) any sale, lease, transfer or other disposition by the Corporation of all or any substantial part of the assets of the Corporation to any other corporation, person or entity; or (c) any issuance or delivery of securities of the Corporation in exchange or payment for any securities, properties or assets of any other person in any transaction in which the authorization or approval of shareholders of the Corporation is required by law or by any agreement to which the Corporation is a party.

         The provisions of this Section 2.9 shall not be applicable to (i) any merger or consolidation of the Corporation with or into any other corporation, or any sale or lease of all or any substantial part of the assets of the Corporation to any other corporation, person or other entity, if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding, letter of intent or agreement with such other corporation, person or entity with respect to and substantially consistent with such transactions; or (ii) any merger or consolidation of the Corporation with, or any sale or lease by or to the Corporation of any subsidiary thereof or any of the assets of, any corporation of which a majority of the outstanding shares of stock is owned of record or beneficially by the Corporation or its subsidiaries.

         No amendment to the Bylaws of the Corporation shall amended, alter, change or repeal any of the provisions of this Section 2.9, unless the amendment affecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of each class of capital stock of the Corporation entitled to vote thereon.

                                  ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 3.1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors or by such Executive Committee as the Board may establish pursuant to these By-Laws.

         SECTION 3.2. NUMBER, TERM AND QUALIFICATIONS. The number of directors constituting the Board of Directors shall be eleven (11), until said number shall be otherwise determined by resolution adopted by a majority of said Board. In the event that the Board is increased by such a resolution, the vacancy or vacancies so resulting shall be filled by a vote of the directors then in office. No decrease in the Board shall shorten the term of any incumbent director.

         The Board of Directors shall be divided into three classes more or less equal in number, with the term of office of the four Class I directors expiring at the Annual Meeting of Shareholders in 1998 and every three years thereafter; with the term of office of the three Class II directors expiring at the Annual Meeting of Shareholders in 1999 and every three years thereafter; and with the term of office of the four Class III directors expiring at the Annual Meeting of Shareholders in 2000 and every three years thereafter.

         At each annual meeting of the shareholders, directors chosen to succeed those whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of Shareholders after their election. When the number of directors is increased by the Board, and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of Shareholders. Directors elected by the Board of Directors to fill a vacancy, subject to the foregoing, shall hold office for a term expiring at the annual meeting at which the term of the class to which they have been elected expires.

         This Section 3.2 may not be amended or repealed to allow annual election of all directors unless authorized by the favorable vote of not less than seventy-five (75%) of all the outstanding shares of capital stock of the Corporation issued and outstanding and entitled to vote at an election of directors.

         Each director shall hold office until his death or resignation or retirement, removal, disqualification or his successor shall have been elected and qualifies. Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

         SECTION 3.3. ELECTION OF DIRECTORS. Except as provided in Section 3.6 of this Article, the directors shall be elected at the annual meeting of shareholders, and those persons who receive the highest number of votes shall be deemed to have been elected. There shall be no right to elect directors by ballot.

         SECTION 3.4 REMOVAL. Directors may be removed from office with or without cause only by the affirmative vote of the holders of at least seventy-five percent (75%) of all classes of outstanding shares of capital stock of the Corporation issued and outstanding and entitled to vote at an election of directors. However, unless the entire Board is removed, an individual director may not be removed if the number of shares voting against the removal be sufficient to elect a director if such shares were voted cumulatively at an annual election. If any directors are so removed new directors may be elected at the same meeting. This Section 3.4 may not be amended or repealed to allow removal by less than the affirmative vote of seventy-five percent (75%) of all classes of outstanding shares entitled to vote, unless such amendment or repeal is authorized by the favorable vote of not less than seventy-five percent (75%) of all the outstanding shares of capital stock of the Corporation issued and outstanding and entitled to vote at an election of directors.

         SECTION 3.5. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by the sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

         SECTION 3.6. PRESIDING OFFICER. There may be a Chairman of the Board of Directors and a Vice-Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board. The Vice-Chairman shall preside at all meetings of the Board of Directors in the absence of the Chairman, and perform such other duties as may be directed by the Board. In the absence of both the Chairman and the Vice-Chairman, the President of the Corporation shall preside at all meetings of the Board of Directors.

         SECTION 3.7. COMPENSATION. The Board of Directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board.

         SECTION 3.8. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution adopted by a majority of the number of directors fixed by these By-Laws, designate two or more Directors to constitute an Executive Committee, which committee to the extent provided in such resolutions, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation.

         SECTION 3.9. OTHER COMMITTEES. The Board of Directors, by an affirmative vote of a majority of the members constituting the Board of Directors, may appoint other committees which shall have and may exercise such powers as shall be conferred or authorized by resolution by the Board. A majority of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors, by such affirmative vote, shall have power at any time to change the powers and members of any such committees, to fill vacancies and to dispose of any such committee.

                                   ARTICLE IV

                             MEETINGS OF DIRECTORS

         SECTION 4.1. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina for the holding of additional regular meetings.

         SECTION 4.2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two (2) directors. Such meetings may be held either within or without the State of North Carolina.

         SECTION 4.3. NOTICE OF MEETING. Regular meetings of the Board of Directors may be held without notice.

         The person or persons calling a special meeting of the Board of Directors shall, at least two (2) days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

         Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

         SECTION 4.4. QUORUM. A majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         SECTION 4.5. MANNER OF ACTING. Except as otherwise provided in these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         The vote of a majority of the number of directors fixed by these By-Laws shall be required to adopt a resolution constituting an executive committee. The vote of a majority of the Directors then holding office shall be required to adopt, amend or repeal a by-law, or to adopt a resolution dissolving the Corporation without action by the shareholders. Vacancies in the Board of Directors may be filled as provided in Section 4.6 of these By-Laws.

         SECTION 4.6. INFORMAL ACTION BY DIRECTORS. Action taken by a majority of the directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action is taken.

                                   ARTICLE V

                                    OFFICERS

         SECTION 5.1. NUMBER. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may from time to time elect. Any two (2) or more offices may be held by the same person, except the offices of President and Secretary.

         SECTION 5.2. ELECTION AND TERM. The officers of the Corporation shall be elected by the Board of Directors. Such election may be held at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor is elected and qualifies.

         SECTION 5.3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause, but such removal without cause shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 5.4. COMPENSATION OF OFFICERS. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

         SECTION 5.5. PRESIDENT. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the Corporation in accordance with these By-laws.

         He shall, when present, preside at all meetings of the shareholders. He shall sign, with any proper officer, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed or executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         SECTION 5.6. VICE-PRESIDENTS. The Vice-Presidents in order of their election, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office. In addition, they shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

         SECTION 5.7. SECRETARY. The Secretary shall keep the accurate records of the acts and proceedings of all meetings of shareholders and directors. He shall give all notices required by law and by these By-Laws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned him from time to time by the President or by the Board of Directors.

         SECTION 5.8. TREASURER. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose; and he shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered or principal office of the Corporation within four (4) months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten (10) years, and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefor. The Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

         SECTION 5.9. ASSISTANT SECRETARIES AND TREASURERS. The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the power of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or by the Board of Directors.

         SECTION 5.10. BONDS. The Board of Directors may by resolution require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 6.1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         SECTION 6.2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 6.3. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 6.4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors may direct.

                                  ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 7.1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be issued to every shareholder for the fully paid shares owned by him. Certificates for shares shall be of such form and style, printed or otherwise, as the Board of Directors may designate, and each certificate shall state all of the following facts:

                (1)   The certificate number;
                (2)   The date of issuance;
                (3) The name of the record holder of the shares represented thereby:
                (4)   The number of shares represented thereby;
                (5)   The par value, if any, of the shares represented
                       thereby.

They shall be consecutively numbered or otherwise identified; and the name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

         SECTION 7.2. SIGNING CERTIFICATES - FACSIMILE SIGNATURES. All such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary. Every certificate authenticated by a facsimile or a signature must be countersigned by a transfer agent or transfer clerk, or by the facsimile signature of the transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as register of transfers, before issuance. Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on, a certificate for shares shall have ceased by death, resignation, or otherwise to be an officer of the Corporation before such certificates is delivered by the Corporation, such certificate shall be valid as though signed by a duly elected, qualified, and authorized officer, if it be countersigned by a signature or facsimile signature of a transfer agent or transfer clerk and registered by an incorporated bank or trust company as registrar of transfers.

         SECTION 7.3. TRANSFER OF SHARES. Transfer of shares shall be made only on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

         SECTION 7.4. CLOSING TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

         In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty (50) days, and, in case of a meeting of shareholders, not less than ten (10) days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

         If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         SECTION 7.5. CANCELLATION AND EXCHANGE OF CERTIFICATES. When the Articles are amended in any way affecting the statement contained in the certificates for outstanding shares, or, it becomes desirable for any reason to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificates so ordered to be surrendered is not entitled to vote or to receive dividends or to exercise any of the other rights of shareholders of record until he has complied with the order, but such order shall operate to suspend such rights only after notice and until compliance.

         SECTION 7.6.  LOST CERTIFICATES.

                  (a) Replacement of Lost or Destroyed Certificates. Where the holder of a share certificate claims that the certificate has been lost, destroyed, or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser; and files with the Corporation a sufficient indemnity bond; and satisfies any other reasonable requirements imposed by the Board of Directors.

                  (b) Transfer of Shares Before Replacement. Where a share certificate has been lost, apparently destroyed, or wrongfully taken and the owner fails to notify the Corporation of that fact within a reasonable time after he has notice of it, and the Corporation registers a transfer of the share represented by the security before receiving such a notification, the owner is precluded from asserting against the Corporation any claim for registering the transfer or any claim to a new security.

                  (c) Transfer After Replacement. If, after the issue of a new security as a replacement for a lost, destroyed, or wrongfully taken certificate, a bona fide purchaser of the original certificate presents it for registration of transfer, the Corporation must register the transfer unless registration would result in overissue. In addition to any rights on the indemnity bond, the Corporation may recover the new security from the person to whom it was issued or any person taking under him except a bona fide purchaser.

         SECTION 7.7. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

         SECTION 7.8. CONDITIONS OF TRANSFER. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the Secretary of the Corporation or its transfer agent, if any, such fact shall be stated in the entry of the transfer. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of his right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of a new certificate for shares.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 8.1. DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its charter.

         SECTION 8.2. SEAL. The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation, and the year of incorporation, and in the center of which is inscribed SEAL; and such seal, as impressed on the margin thereof, is hereby adopted as the corporate seal of the Corporation.

         SECTION 8.3. WAIVER OF NOTICE. Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the Charter or By-Laws of this Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated herein, shall be equivalent to the giving of such notice.

         SECTION 8.4. FISCAL YEAR. Unless otherwise ordered by the Board of Directors the fiscal year of the Corporation shall end upon the last Friday in February of each year.

         SECTION 8.5. AMENDMENTS. Except as otherwise provided herein, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

         The Board of Directors shall have no power to adopt a By-Law (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (2) providing for the management of the Corporation otherwise than by the Board of Directors of its Executive Committees; (3) increasing or decreasing the number of directors; (4) classifying and staggering the election of directors. No Bylaws adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.

         SECTION 8.6. SHAREHOLDERS PROTECTION ACT OPT-OUT. As of May 22, 1987, the provisions of the North Carolina Shareholders Protection Act shall not be applicable to this Corporation.

         SECTION 8.7. CONTROL SHARE ACQUISITION ACT OPT-OUT. As of November 9, 1987, and again as of September 26, 1990, the provisions of the North Carolina Control Share Acquisition Act shall not be applicable to the Corporation.